Table of Contents

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      March 5, 2004

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-4224	11-1890605

(Commission File Number)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034

(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

TABLE OF CONTENTS

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
S I G N A T U R E
EX-4.1
EX-4.2
EX-8
EX-99
EX-4.1
EX-4.2
EX-8
EX-99

Item 5. Other Events and Required FD Disclosure

     On March 8, 2004, Avnet, Inc. issued a press release announcing the completion of its public offering of $300 million aggregate principal amount of 2% Convertible Senior Debentures due 2034 (the “Debentures”). A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

     The Debentures are being issued pursuant to that certain Indenture, dated as of March 5, 2004, by and between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Indenture”), and the Officer’s Certificate, dated as of March 5, 2004, establishing the terms of the Debentures (the “Officer’s Certificate”). In connection with the offering of the Debentures, Gibson, Dunn & Crutcher LLP issued an opinion regarding certain tax matters. Copies of the Indenture, the Officer’s Certificate and the Gibson, Dunn & Crutcher LLP opinion are attached hereto as Exhibits 4.1, 4.2 and 8, respectively, and are incorporated by reference herein.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 5, 2004, by and between the Company and J.P. Morgan Trust Company, National Association.

4.2	Officer’s Certificate establishing the terms of the Debentures.

8	Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters.

99	Press release of Avnet, Inc., dated March 8, 2004, announcing the completion of the offering of its Debentures.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVNET, INC. (Registrant)

Date: March 8, 2004	By:	/s/ Raymond Sadowski

Raymond Sadowski
Senior Vice President and
Chief Financial Officer